Exhibit 99.1

Contact:	Paul Elsberg	FOR IMMEDIATE RELEASE
Corporate Communications
312-394-7417

Exelon Completes Acquisition of John Deere Renewables

Successful transaction builds Exelon’s environmental leadership,

making it one of the nation’s largest wind generators

CHICAGO (Dec. 10, 2010) – Exelon Corporation today announced that it has completed its previously announced acquisition of John Deere Renewables, a leading operator and developer of wind power, adding 735 operating megawatts of clean, renewable energy to Exelon’s generation portfolio—enough to power 160,000 to 220,000 households.

The acquisition of John Deere Renewables marks Exelon’s entry into owning and operating wind projects. The 36 wind projects in eight states will be called Exelon Wind, a division of Exelon Power. Exelon Power is a unit of Exelon Generation.

“The purchase of John Deere Renewables – now Exelon Wind – is an economically sound transaction that adds value for shareholders while advancing our clean energy leadership as part of Exelon 2020,” said John W. Rowe, Exelon chairman and CEO. “The addition of these wind assets increases our zero-emission generation capacity to nearly 19,000 megawatts, helping us achieve our goal of a clean, low-carbon energy supply at the lowest cost to the communities and customers we serve.”

The acquisition provides incremental earnings starting in 2012 and cash flows starting in 2013 and is a key part of Exelon 2020, the company’s business strategy to eliminate the equivalent of its 2001 carbon footprint by 2020. Exelon is now halfway to its goal and remains the least carbon-intensive of the large U.S. electric utilities.

Approximately 75 percent of the Exelon Wind operating portfolio is already sold under long-term power purchase arrangements. In addition, Exelon has the opportunity to pursue approximately 1,400 megawatts of new wind projects that are in various stages of development, including 230 megawatts in advanced stages of development.

The purchase price is $860 million with a provision for up to an additional $40 million upon commencement of construction on the advanced development projects.

The operational and development employees of John Deere Renewables are now employees of Exelon Wind, and their offices are in West Des Moines, Iowa.

“We welcome the employees of John Deere Renewables to the Exelon family,” said Rowe. “The successful wind generation company they’ve built provides Exelon with a strong entry point into the wind business, adds diversity to our generation fleet, and offers more options for future growth.”

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Exelon Corporation is one of the nation’s largest electric utilities with more than $17 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 486,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part I, Financial Information, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrant. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. The Registrants do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this press release.

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